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                 [KRAMER, LEVIN, NAFTALIS & FRANKEL LETTERHEAD]




                                 July 7, 1998

SF Holdings Group, Inc.
115 Stevens Avenue
Valhalla, NY 10595

Ladies and Gentlemen:

     We have acted as counsel for SF Holdings Group, Inc. (the "Company") in connection with the registration statement on Form S-4 (Reg. No. 333-51563), as amended by Amendment No. 1 thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") relating to the proposed offer by the Company of an aggregate of up to 3,000 shares of 13 3/4% Series B Exchangeable Preferred Stock due 2009 (the "New Shares") of the Company for an identical number of shares of privately placed 13 3/4% Series A Exchangeable Preferred Stock due 2009 (the "Old Shares") (the "Exchange Offer").

     In connection with the foregoing, we have examined, among other things,
(i) the Registration Statement, (ii) the form of New Shares to be issued and
(iv) originals, photocopies or conformed copies of all such corporate records, agreements, instruments and documents of the Company and certificates of public officials, and have made such other investigations as we have deemed necessary for the purpose of rendering the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as photocopies or conformed copies, and the authenticity of the originals of such latter documents.

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KRAMER, LEVIN, NAFTALIS & FRANKEL

SF Holdings Group, Inc.
July 7, 1998
Page 2



     Based upon and subject to the foregoing, we are of the opinion that:

     The New Shares have been duly authorized by the Company and, when issued and delivered in exchange for the Old Shares in the manner set forth in the Registration Statement, will constitute validly issued, fully paid and non-assessable shares of common stock of the Company.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "The Exchange Offer - Federal Income Tax Considerations," "Federal Income Tax Considerations" and "Legal Matters" in the prospectus that forms a part thereof.

     We are delivering this opinion to the Company, and no person other than the Company and its securityholders may rely upon it.


                                               Very truly yours,

                                               Kramer, Levin, Naftalis & Frankel


                                               By:   /s/ Shari Krouner
                                                  ---------------------------
                                                      Shari Krouner, Partner